Exhibit 3.15

As amended September 20, 1985

BY-LAWS

of

KINGS ISLAND COMPANY

ARTICLE I

OFFICES

SECTION 1.    The registered office of the Company shall be in the State of Delaware, County of Kent City of Dover. The Company may also have offices and places of business at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Company may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

SECTION 1.    Meetings of the shareholders shall be held at the principal office of the Company or at such other place within or without the State of Delaware, as the Board of Directors shall authorize.

SECTION 2.    The annual meeting of the shareholders of the Company for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the second Tuesday in November if not a legal holiday and, if a legal holiday, then on the next business day following, at such time during normal business hours as the Board of Directors shall determine.

SECTION 3.    The presence, in person or by proxy, of the holders of record of a majority of the shares issued and outstanding and entitled to vote is requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by law or by the certificate of incorporation. If such majority shall not be present, those present shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present at the meeting.

SECTION 4.    Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law or by the certificate of incorporation, may be called by the Board of Directors or by the Chairman or the President, and shall be called by the President or Secretary at the written request of the holders of a majority of the shares issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.

Business transacted at all special meetings of shareholders shall be confined to the purpose or purposes stated in the Notice of Special Meeting and matters related thereto.

SECTION 5.    Written notice of each meeting of the shareholders stating the time, place and purpose or purposes thereof and, unless it is notice of the annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting, shall be served either personally or by mail, not less than fifteen nor more than fifty days prior to such meeting, upon each shareholder of record entitled to vote at such meeting, and upon each shareholder of record who, by reason of any action proposed to be taken at such meeting, would be entitled to have his shares appraised if such action were taken, at his address as it shall appear on the record of shareholders of the Company unless he shall have filed with the Secretary of the Company a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in such request.

SECTION 6.    At each meeting of the shareholders, every holder of shares entitled to vote may vote in person or by proxy, and shall, for all purposes, have one vote for each share registered in his name unless otherwise provided by the certificate of incorporation. Each ballot shall state the name of the shareholder voting and the number of shares voted by him and, if such ballot be cast by a proxy, it shall also state the name of such proxy.

SECTION 7.    Whenever any action, other than the election of directors, is to be taken by vote of the shareholders , it shall, except as otherwise required by law or the certificate of incorporation or these by-laws, be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon. Directors shall, except as otherwise required by law or the certificate of incorporation, be elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in the election.

SECTION 8.    Any action that may be taken by vote may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of all the outstanding shares entitled to vote thereon.

ARTICLE III

BOARD OF DIRECTORS

SECTION 1.    Subject to any provision in the certificate of incorporation, the business of the Company shall be managed under the direction of a board of directors. Each director shall be at least eighteen years of age but need not be a shareholder. Subject to automatic increase or decrease in accordance with the provisions of Article IV, Section 2, Part A of the certificate of incorporation, the number of directors constituting the entire board shall be not less than 3 nor more than. The number of directors may not be increased or decreased except by amendment of these by-laws adopted by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Class A Common Stock entitled to vote and by the vote of five (or six) of the directors then in office, as set forth in the certificate of incorporation. No decrease shall shorten the term of any incumbent director. The directors shall be elected at the annual meeting of the shareholders, and each director shall serve until the next succeeding annual meeting and until his successor has been elected and has qualified. The first directors shall hold office until the first annual meeting of shareholders.

SECTION 2.    In addition to the powers expressly conferred upon them by these by-laws, the Board of Directors may exercise such powers and do such acts and things as are not prohibited by law or by the certificate of incorporation or by these by-laws.

SECTION 3.    The Board of Directors may, by resolution, provide for either a stated salary for the Directors for their service as such or provide for a fixed sum, plus expenses of attendance, if any, to be paid to Directors for attendance at any meeting. Nothing herein contained shall be construed to preclude any director from serving the Company in any other capacity and receiving compensation therefor.

SECTION 4.    The Board of Directors may hold its meetings, regular or special, have one or more offices and keep the books of the Company, except such as are required by law to be kept within the state, outside of Delaware at an office of the Company or at such other places as it may from time to time determine.

SECTION 5.    Immediately after each annual election of directors, the newly constituted Board of Directors shall meet forthwith at the principal office of the Company or at the place where such annual election was held or at such other place as may be fixed by the shareholders at such election or by all the directors elected, for the purpose of organization, the election of officers and the transaction of all such other business as the directors present thereat may deem proper. Other regular meetings of the Board of Directors may be held without notice at such times and places as the Board of Directors may determine.

SECTION 6.    Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or by the President on two days’ notice to each director. Special meetings shall be called by the Chairman or Secretary in a like manner at the written request of two directors.

SECTION 7.    (a)    At all meetings of the Board of Directors, the presence of a majority of the directors then in office but not less than one-third of the total number of directors which the Company would have if there were no vacancies, shall be necessary to constitute a quorum and sufficient for the transaction of business, and any acts of a majority of the directors present at a meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these by-laws.

    (b)    Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken without a meeting if all of the members of the Board of Directors or the committee consent in writing to the adoption of a resolution authorizing the action.

    (c)    Any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE IV

OFFICERS

SECTION 1.    The officers of the Company shall be a Chairman, a President, a Vice President, a Secretary and a Treasurer, and such other officers as the Board of Directors may deem necessary or advisable for the conduct of the Company’s business. The officers shall be elected by the Board of Directors after the annual meeting of shareholders, and each officer shall hold office until the next annual meeting of the Board of Directors and until his successor has been elected and has qualified. The officers of the Corporation elected by the Board of Directors may be removed by the Board of Directors in accordance with Article VIII, Section 1, paragraph (e) of the certificate of incorporation at any time and with or without cause. Any two of the aforesaid offices may be held by the same person. Any office may be left vacant by the Board of Directors.

SECTION 2.    The Board of Directors may elect such other officers (including Executive Vice Presidents, additional

Vice Presidents, Assistant Secretaries and Assistant Treasurers) as it shall deem necessary who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Board of Directors.

SECTION 3.    The salaries of all officers of the Company shall be fixed by the Board of Directors or if not fixed by the Board of Directors, shall be fixed by the Chairman.

SECTION 4.    The Chairman shall preside at any meeting of the Shareholders or the Board of Directors.

SECTION 5.    The President shall be the chief executive officer of the Company and he shall, subject to the powers of the Board of Directors, have general management and control of the business of the Company and he shall see that all orders and resolutions of the Board of Directors are carried into effect. In the event of the Chairman’s inability to act, the President shall preside at meetings of the shareholders and at meetings of the Board of Directors.

SECTION 6.    The Vice President, or if there be more than one, the Vice Presidents, in the order designated by the Board of Directors, shall, in the absence or disability of the President, exercise the powers and perform the duties of the President. Each Vice President shall exercise such powers and perform such duties as shall be prescribed by the Board of Directors, the Chairman or the President.

SECTION 7.    The Secretary shall attend all meetings of the Board of Directors and of the shareholders, act as clerk thereof, and record all votes and the minutes of all proceedings in a book to be kept for that purpose, and he shall perform like duties on any committee of the Board of Directors when required. He shall cause to be given notice of meetings of the shareholders and of the Board of Directors and shall perform such other duties as pertain to his office. He shall keep in safe custody the seal of the Company and when authorized by the Board of Directors shall affix it when required to any instrument.

SECTION 8.    The Treasurer shall have custody of all the Company’s funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all monies and other valuable effects in the name and to the credit of the Company in such depositaries as may be designated by the Board of Directors. He shall render to the Chairman or the President, and to the Board of Directors at its regular meetings or whenever it may require it, an account of all his transactions as Treasurer and of the financial condition of the Company.

SECTION 9.    Unless otherwise ordered by the Board of Directors, the Chairman, the President or any Vice President shall have full power and authority on behalf of the Company to attend, act and vote, or in the name of the Company to execute proxies to vote, at any meeting of shareholders of any corporation in which the Company may hold shares, and at any such meeting shall possess and may exercise, in person or by proxy, any and all rights, powers and privileges incident to the ownership of such shares. The Board of Directors may by resolution from time to time confer like powers upon any other person or persons.

SECTION 10.    If any office becomes vacant for any reason, the Board of Directors may elect a successor who shall hold office for the unexpired term. Any officer may resign his office at any time, such resignation to be in writing and to be effective upon receipt by the Company or at such later date as shall be specified therein.

SECTION 11.    In case of the absence of any officer of the Company, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any director for the time being.

ARTICLE V

MISCELLANEOUS

SECTION 1.    Certificates for Shares.    The shares of the Company shall be represented by certificates in such form as shall be approved by the Board of Directors. All certificates shall be consecutively numbered and the names and addresses of the shareholders, the number and class of shares held by each, and the dates when they respectively became the owners of record thereof, shall be entered on a record.

Upon surrender to the Company or the transfer agent of the Company of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, a new certificate shall be issued to the person entitled thereto, and the old certificate cancelled and the transaction recorded upon the books of the Company.

The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company, alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representatives, to advertise the same in such manner as it shall require and/or give the Company a bond in such sum and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate alleged to have been lost or destroyed.

SECTION 2.    Registered Shareholders.    The Company shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

SECTION 3.    Inspection of Books.    The Board of Directors shall determine from time to time, whether and if allowed, when and under what conditions and regulations the accounts and books of the Company or any of them (except such as may by law be specifically open to inspection), shall be open to the inspection of the shareholders and the shareholders’ rights in said respect are and shall be restricted and limited accordingly.

SECTION 4.    Seal.    The seal of the Company shall be circular in form and shall contain the name of the Company, the year of its incorporation and the words “Corporate Seal Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

SECTION 5.    Fiscal Year.    The fiscal year of the Company shall be determined by the Board of Directors.

SECTION 6.    Checks, Notes, Drafts, etc.    The funds of the Company shall be deposited in such banks, savings and loan associations or trust companies or such other financial institutions as the Board of Directors from time to time may designate. All checks or demands for money and notes, drafts or bills of exchange of the Company shall be signed by such officers or other persons as the Board of Directors from time to time may designate.

SECTION 7.     Notice and Waiver of Notice.    Any shareholder, officer or director may waive any notice required to be given by law or under the provisions of the certificate of incorporation or by these by-laws.

Whenever required by law or under the provisions of the certificate of incorporation or of these by-laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or shareholder, at his address as it appears on the records of the Company, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram.

ARTICLE VI

INDEMNIFICATION

SECTION 1.    The Company shall indemnify each person who is or was a director or elected officer of the Company or who is or was serving at the request of the Company as a director or elected officer of another corporation, partnership, joint venture, trust or other enterprise against any and all liability and reasonable expense (other than amounts paid to the Company itself) that may be incurred by him in connection with or resulting from any action, claim, suit, proceeding or investigation (civil, criminal, administrative or otherwise in nature) in which he may become involved by reason of his being or having been such a director or officer, or by reason of any past or future action taken or not taken in his capacity as such director or officer, whether or not he continues to be such at the time such liability or expense is incurred, so long as (i) such director or officer acted in good faith and in what he reasonably believed to be in or not opposed to the best interests of the Company, (ii) in connection with any action, claim, suit, proceeding or investigation by or in the right of the Company to procure a judgment in the Company’s favor, such director or officer is not adjudged liable for gross negligence or willful misconduct in the performance of his duty in such action, suit, proceeding or investigation, and (iii) in connection with any criminal action or proceeding, such director or officer had no reasonable cause to believe that his conduct was unlawful.

SECTION 2.    As set forth in this Article, the terms “liability” and “expense” shall include, but shall not be limited to, counsel fees, proper expenses and disbursements, and amounts of judgments, fines or penalties, amounts paid in settlement by such director or officer of the Company, and any excise taxes assessed against a director or officer with regard to any employee benefit plan. In the event that a question arises as to whether such director or officer has met the standards of conduct set forth in Section 1 above or as to whether any expense is reasonable or otherwise appropriate, such question shall be conclusively determined by either (i) the Board of Directors acting by a quorum consisting of directors who are not involved in such claim, action, suit, proceeding or investigation or (ii) by the written opinion of reputable disinterested legal counsel selected by the Board of Directors. The termination of any action, suit, proceeding or investigation by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person (i) did not act in good faith and in a matter which he reasonably believed to be in or not opposed to the best interests of the Company and (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. The Board of Directors or the Company shall take all such action, or direct the same, as may be necessary and appropriate to authorize the Company to pay the indemnification required by this bylaw.

SECTION 3.    Reasonable expenses incurred in defending an action, suit, proceeding or investigation shall be paid by the Company in advance of final disposition of such action, suit, proceeding or investigation upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company.

SECTION 4.    For the purposes of this Article, references to the “Company” include (i) all wholly owned subsidiaries of the Company and (ii) in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors and elected officers, so that any person who is or was a director or elected officer of such constituent corporation, or is or was serving at the request of such constituent corporation as a director or elected officer of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article, references to “other enterprises” shall include employee benefit plans, and a person who acted in good faith and in a manner he reasonably believed to be in the interests of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in Section 1 above.

SECTION 5.    The Company may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the provisions of Delaware General Corporation Law or of these bylaws. The Company’s indemnity of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be reduced by any amounts such person may collect as indemnification (i) under any policy of insurance purchased and maintained on his behalf by the Company or (ii) from such other corporation, partnership, joint venture, trust or other enterprise.

SECTION 6.    Any person who at any time after the adoption of this bylaw serves, continues to serve or has served as a director or elected officer of the Company shall be deemed to be doing or to have done so in reliance upon, and as consideration for, the rights of indemnification provided in this Article. The rights of indemnification in this Article are intended to be broader than those granted under Delaware General Corporation Law and shall be construed to obligate the Company to indemnify the persons described in Section 1 in all circumstances under which Delaware law, statutory or common law, permits indemnification, subject to the standards of conduct set forth in Section 1 being met and any expense being reasonable. The rights of indemnification in this Article shall be in addition to, and not exclusive of, other rights to which any such director or officer may be entitled, whether by contract, as a matter of law or otherwise. The foregoing shall inure to the benefit of the heirs, legatees and personal representatives of any such person.

SECTION 7.    If any word, clause or provision of this Article shall, for any reason, be determined to be invalid, the provisions hereof shall not otherwise be affected thereby, but shall remain in full force and effect.

ARTICLE VII

AMENDMENTS

These by-laws may be added to, amended or repealed by the shareholders or the Board of Directors, except as provided in the certificate of incorporation and provided that the shareholders may specifically designate one or more bylaws as not being subject to amendment or repeal by the Board of Directors. If any by-law regulating an impending election is adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of shareholders the by-law so adopted, amended or repealed, together with a precise statement of the changes resulting therefrom.

AMENDMENT TO THE BY-LAWS AS OF July 10, 2002

RESOLVED, that each of the officers of the Corporation is authorized to delegate his or her respective signature or voting authority granted by the Corporation’s Certificate of Incorporation and By-Laws and laws of the states in which the Corporation is incorporated and qualified to do business by a writing (i) specifying the scope of the authority being delegated by the writing, (ii) identifying the delegate either by name or as the incumbent of a position, and (iii) advising the delegate that he or she will have no authority to redelegate the signature authority being delegated;

RESOLVED, that none of the authority granted in the above resolution will constitute a delegation of, or change in, the limits of authority otherwise imposed on the specified officers or delegates or in any manner be permitted to operate in derogation of such limits of authority;

RESOLVED, that any conflict between the foregoing resolutions with respect to delegation of authority and the By-Laws of the Corporation shall be resolved in favor of the resolutions herein, and the Corporation’s By-Laws shall be deemed to be amended in accordance herewith;

RESOLVED, that the number of directors comprising the Board of Directors of the Corporation be at least one (1) and not more than fifteen (15); and that any conflict between this resolution and the by-laws of the Corporation or any prior resolution adopted by the Board of Directors of the Corporation shall be resolved in favor of this resolution, and the Corporation’s By-Laws shall be deemed to be amended in accordance herewith;